Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 22, 2008, relating to the financial statements and financial highlights which appear in the August 31, 2008 Annual Reports to Shareholders of Columbia International Stock Fund, Columbia Mid Cap Growth Fund, Columbia Small Cap Growth Fund I, Columbia Real Estate Equity Fund, Columbia Technology Fund, Columbia Strategic Investor Fund, Columbia Balanced Fund, Columbia Oregon Intermediate Municipal Bond Fund, Columbia Conservative High Yield Fund, Columbia Greater China Fund and Columbia Federal Securities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 26, 2008